Exhibit 10.6

GUARANTY

This GUARANTY, dated as of June [17], 2025 (this “Guaranty”), is made by each of the undersigned (together with any other Person which joins this Guaranty after the date hereof pursuant to Section 10 or otherwise becomes a party hereto, each, individually, a “Guarantor”, and collectively, the “Guarantors”), in favor of ATW Digital Asset Opportunities VI LLC, in its capacity as collateral agent (in such capacity, the “Collateral Agent” as hereinafter further defined) for the “Purchasers” party to the Securities Purchase Agreement (each as defined below).

W I T N E S S E T H:

WHEREAS, Lion Group Holding Ltd., a Cayman Islands company with limited liability, with offices located at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693 (the “Company”), and each “Purchaser” party thereto are parties to the Securities Purchase Agreement, dated as of June [17], 2025 (as amended, restated, amended and restated, extended, replaced, renewed or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which the Company shall be required to sell, and the Purchasers shall purchase or have the right to purchase, the Debentures (as defined in, and in accordance with the terms of, the Securities Purchase Agreement);

WHEREAS, the Securities Purchase Agreement requires that each Guarantor execute and deliver to the Collateral Agent, a guaranty guaranteeing all of the Obligations (as defined below); and (ii) that certain Security and Pledge Agreement, dated as of June [17], 2025, granting the Collateral Agent a lien on and security interest in the Collateral (as defined therein) (as amended, restated, amended and restated, supplemented, extended, replaced, renewed or otherwise modified from time to time, the “Security and Pledge Agreement”; terms which are capitalized in this Guaranty and not otherwise defined herein shall have the meanings ascribed to such terms in the Security and Pledge Agreement, and if not defined therein, in the Securities Purchase Agreement); and

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, such Guarantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Purchasers to continue to perform under the Securities Purchase Agreement, each Guarantor hereby agrees with the Collateral Agent, for the benefit of the Collateral Agent and each Purchaser, as follows:

SECTION 1. Definitions. Reference is hereby made to the Securities Purchase Agreement, the Debentures and the Security and Pledge Agreement for a statement of the terms thereof. All terms used in this Guaranty and the recitals hereto which are defined in the Securities Purchase Agreement, the Debentures or the Security and Pledge Agreement, and which are not otherwise defined herein shall have the same meanings herein as set forth therein, as applicable. In addition, the following terms when used in the Guaranty shall have the meanings set forth below:

“Guaranteed Obligations” shall have the meaning set forth in Section 2 of this Guaranty.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other Debtor Law, any proceeding relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or any proceeding seeking reorganization, arrangement, or other similar relief.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all of the Guaranteed Obligations.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Entity.

“Transaction Party” means the Company and each Guarantor, collectively, “Transaction Parties”.

SECTION 2. Guaranty.

(a) The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guaranty to the Collateral Agent, for the benefit of the Collateral Agent and the Purchasers, the punctual payment, as and when due and payable, by stated maturity or otherwise, of all Obligations, including, without limitation, all interest, make-whole and other amounts that accrue after the commencement of any Insolvency Proceeding of the Company or any Guarantor, whether or not the payment of such interest, make-whole and/or other amounts are enforceable or are allowable in such Insolvency Proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents (all of the foregoing collectively being the “Guaranteed Obligations”), and agrees to pay any and all costs and expenses (including reasonable and actual counsel fees and expenses) incurred by the Collateral Agent in enforcing any rights under this Guaranty or any other Transaction Document. Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Collateral Agent or any Purchaser under the Securities Purchase Agreement and the Debentures but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Transaction Party.

(b) Each Guarantor and by its acceptance of this Guaranty, the Collateral Agent, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal, provincial, state, or other applicable law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.

(a) The Guarantors, jointly and severally, guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or any Purchaser with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be as a primary obligor (and not merely as a surety) and shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Transaction Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or extension of the maturity of any Guaranteed Obligations or otherwise;

(iii) any taking, exchange, release or non-perfection of any Collateral;

(iv) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(v) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party;

(vi) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Transaction Party under the Transaction Documents or any other assets of any Transaction Party or any of its Subsidiaries;

(vii) any failure of the Collateral Agent or any Purchaser to disclose to any Transaction Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party now or hereafter known to the Collateral Agent or any Purchaser (each Guarantor waiving any duty on the part of the Collateral Agent or any Purchaser to disclose such information);

(viii) taking any action in furtherance of the release of any Guarantor or any other Person that is liable for the Obligations from all or any part of any liability arising under or in connection with any Transaction Document without the prior written consent of the Collateral Agent; or

(ix) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or any Purchaser that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety.

(b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Collateral Agent, any Purchaser, or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(c) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until Payment in Full of the Guaranteed Obligations (other than inchoate indemnity obligations) and shall not terminate for any reason prior to the respective Maturity Date of each Debenture (other than (x) in connection with the release of such Guarantor in accordance with the terms of the Securities Purchase Agreement or other Transaction Documents or (y) Payment in Full of the Guaranteed Obligations) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Collateral Agent, the Purchasers, and their respective successors, and pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, the Collateral Agent or any Purchaser may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent or such Purchaser (as applicable) herein or otherwise, in each case as provided in the Securities Purchase Agreement or such Transaction Document.

SECTION 4. Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, protest, notice of acceptance and any other notice or formality of any kind with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Collateral Agent exhaust any right or take any action against any Transaction Party or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and in the other Transaction Documents and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. Without limiting the foregoing, to the extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives (a) any defense arising by reason of any claim or defense based upon an election of remedies by the Collateral Agent or any Purchaser that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Transaction Parties, any other guarantor or any other Person or any Collateral, and (b) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder. Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Collateral Agent or any Purchaser to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party or any of its Subsidiaries now or hereafter known by the Collateral Agent or a Purchaser.

SECTION 5. Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Collateral Agent or any Purchaser against any Transaction Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until there has been Payment in Full of the Guaranteed Obligations. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to Payment in Full of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Collateral Agent and shall forthwith be paid to the Collateral Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Collateral Agent of all or any part of the Guaranteed Obligations, and (b) there has been Payment in Full of the Guaranteed Obligations, the Collateral Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

SECTION 6. Representations, Warranties and Covenants.

(a) Each Guarantor hereby represents and warrants as of the date first written above as follows:

(i) Such Guarantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform its obligations under this Guaranty and each other Transaction Document to which such Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified (individually or in the aggregate) would not result in a Material Adverse Effect.

(ii) The execution, delivery and performance by such Guarantor of this Guaranty and each other Transaction Document to which such Guarantor is a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) do not and will not contravene its charter, articles, certificate of formation or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Guarantor or its properties do not and will not result in or require the creation of any lien, security interest or encumbrance (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

(iii) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity or other Person is required in connection with the due execution, delivery and performance by such Guarantor of this Guaranty or any of the other Transaction Documents to which such Guarantor is a party (other than (x) which have been obtained prior to the execution and delivery of this Guaranty or (y) as expressly provided for in any of the Transaction Documents).

(iv) This Guaranty has been duly executed and delivered by each Guarantor and is, and each of the other Transaction Documents to which such Guarantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by the Bankruptcy Code or other applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(v) There is no pending or, to the best knowledge of such Guarantor, threatened action, suit or proceeding against such Guarantor or to which any of the properties of such Guarantor is subject, before any court or other Governmental Entity or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any of the other Transaction Documents to which such Guarantor is a party or any transaction contemplated hereby or thereby.

(vi) Such Guarantor (A) has read and understands the terms and conditions of the Securities Purchase Agreement and the other Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Transaction Parties, and has no need of, or right to obtain from the Collateral Agent or any Purchaser, any credit or other information concerning the affairs, financial condition or business of the Company or the other Transaction Parties.

(b) Each Guarantor covenants and agrees that until Payment in Full of the Guaranteed Obligations, it will comply with each of the covenants (except to the extent applicable only to the Company) which are set forth in the Securities Purchase Agreement and the Debentures as if such Guarantor were a party thereto.

SECTION 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent and any Purchaser may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent or any Purchaser to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guaranty or any other Transaction Document, irrespective of whether or not the Collateral Agent or any Purchaser shall have made any demand under this Guaranty or any other Transaction Document and although such obligations may be contingent or unmatured. The Collateral Agent and each Purchaser agrees to notify the relevant Guarantor promptly after any such set-off and application made by the Collateral Agent or such Purchaser, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent or any Purchaser under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Purchaser may have under this Guaranty or any other Transaction Document in law or otherwise.

SECTION 8. Limitation on Guaranteed Obligations.

(a) Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(i) the amount of all Guaranteed Obligations, plus interest thereon at the applicable Interest Rate as specified in the Debentures; and

(ii) the amount which could be claimed by the Collateral Agent from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification.

(b) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty hereunder or affecting the rights and remedies of the Collateral Agent or any Purchaser hereunder or under applicable law.

(c) No payment made by the Company, any Guarantor, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Purchaser from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until after all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been Paid in Full.

SECTION 9. Notices, Etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Guaranty must be in writing and will be deemed to have been delivered in accordance with the terms of Section 10 of the Security and Pledge Agreement.

SECTION 10. New Guarantors. With respect to each Person which becomes a Material Subsidiary of the Company, the applicable Transaction Party shall cause such Subsidiary to execute and deliver a Joinder Agreement in the form of Exhibit A hereto or security agreements or other pledge documents as are required by the Securities Purchase Agreement or other Transaction Documents, within the time periods set forth therein, causing such Person to become a Guarantor hereunder and to grant a security interests in all of its assets (in accordance with the terms of the Security and Pledge Agreement and other Transaction Documents) in the same manner as the Transaction Parties on the Initial Closing Date, to secure its Guaranteed Obligations.

SECTION 11. Miscellaneous.

(a) SECTIONS 5.9 THROUGH 5.12 OF THE SECURITIES PURCHASE AGREEMENT WITH RESPECT TO GOVERNING LAW, JURISDICTION, JURY TRIAL, SURVIVAL, EXECUTION AND SEVERABILITY; AND SECTION 4.10 OF THE SECURITIES PURCHASE AGREEMENT WITH RESPECT TO INDEMNIFICATION, ARE EACH HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AND SHALL APPLY WITH LIKE EFFECT TO THIS GUARANTY AS IF FULLY SET FORTH HEREIN.

(a) Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Collateral Agent or each Purchaser, at such address specified by the Collateral Agent or such Purchaser from time to time by notice to the Guarantors.

(b) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of the Collateral Agent or any Purchaser to exercise, and no delay in exercising, any right or remedy hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Collateral Agent and the Purchasers provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by any applicable law. The rights and remedies of the Collateral Agent and the Purchasers under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent or any Purchaser to exercise any of their respective rights or remedies under any other Transaction Document against such party or against any other Person.

(d) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) This Guaranty is a Transaction Document and a Security Document. This Guaranty and the other Transaction Documents reflect the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

GUARANTOR(S):

LION WEALTH MANAGEMENT LIMITED

By:
Name:
Title:

LION GROUP NORTH AMERICA CORP.

By:
Name:
Title:

[Signature Page to Guaranty]

ACCEPTED BY:

ATW Digital Asset Opportunities VI LLC,
as Collateral Agent

By:
Name:
Title:

Address for notices:

ATW Digital Asset Opportunities VI LLC

1 Pennsylvania Plaza, Suite 4810

New York, NY 10119

Attention:	Antonio Ruiz-Gimenez
Email:	aruizg@atwpartners.com
and
notice@atwpartners.com

[Signature Page to Guaranty]

EXHIBIT A

[FORM OF]
JOINDER TO GUARANTY

This JOINDER TO GUARANTY (this “Joinder Agreement”) is dated as of [●], 202__ by ______________, a _________ (“New Guarantor”).

WHEREAS, pursuant to (a) Section 4(aa) of the Securities Purchase Agreement dated as of June [17], 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among Lion Group Holding Ltd., a Cayman Islands company with limited liability, with offices located at 3 Phillip Street, #15-04 Royal Group Building, Singapore 048693 (the “Company”), and each “Purchaser” party thereto are parties to the Securities Purchase Agreement, dated as of June [17], 2025 (as amended, restated, amended and restated, extended, replaced, renewed or otherwise modified from time to time, the “Securities Purchase Agreement”), and (b) Section 10 of the Guaranty by the Guarantors party thereto in favor of , in favor of ATW DIGITAL ASSET OPPORTUNITIES VI LLC, in its capacity as collateral agent (in such capacity, the “Collateral Agent” as hereinafter further defined) for the “Purchasers” party to the Securities Purchase Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), New Guarantor is required to execute and deliver a joinder agreement to the Guaranty.

WHEREAS, in order to comply with the Securities Purchase Agreement and the Guaranty, New Guarantor executes and delivers this Joinder to Guaranty in accordance therewith.

NOW THEREFORE, as a further inducement to the Purchasers to continue to purchase Debentures, New Guarantor hereby covenants and agrees as follows:

A. All capitalized terms used herein shall have the meanings assigned to them in the Guaranty unless expressly defined to the contrary.

B. New Guarantor hereby enters into this Joinder to Guaranty in order to comply with Section 4(aa) of the Securities Purchase Agreement and Section 10 of the Guaranty, and does so in consideration of the Debentures purchased or to be purchased after the date hereof (if any) from time to time under the Securities Purchase Agreement and the other Transaction Documents.

C. New Guarantor shall be considered, and deemed to be, for all purposes of the Securities Purchase Agreement, the Security and Pledge Agreement, the Guaranty and the other Transaction Documents, a Guarantor under the Guaranty as fully as though New Guarantor had executed and delivered the Guaranty at the time originally executed and delivered under the Securities Purchase Agreement and hereby ratifies and confirms all representations and warranties thereunder, under the Securities Purchase Agreement and under the other Transaction Documents, and its obligations under the Guaranty, all in accordance with the terms thereof and shall be deemed to have made each representation and warranty set forth in the Guaranty as of the date hereof as if made on such date.

D. New Guarantor hereby agrees to guaranty the payment and performance of Guaranteed Obligations pursuant to the terms of the Guaranty.

E. This Joinder to Guaranty shall be governed by the laws of the State of New York (without regard to conflict of law principles thereof (other than Section 5-1401 of the New York General Obligations Law)) and shall be binding upon New Guarantor and its successors and assigns.

[Signature Page to Guaranty]

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IN WITNESS WHEREOF, the undersigned New Guarantor has executed and delivered this Joinder to Guaranty as of the date first set forth above.

[NEW GUARANTOR]

By:
Name:
Title:

Accepted:

ATW Digital Asset Opportunities VI LLC,
as Collateral Agent

By:
Name:
Title:

[Signature Page to Guaranty]